Exhibit 1.1

EXECUTION VERSION

HUNTINGTON BANCSHARES INCORPORATED

500,000 Depositary Shares

Each Representing 1/100th Interest in a Share of 5.700% Series E Fixed-to-Floating Rate Non-

Cumulative Perpetual Preferred Stock

Underwriting Agreement

February 27, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you, as the representatives of the several underwriters (the “Underwriters”), an aggregate of 500,000 Depositary Shares (the “Shares”), each representing 1/100th ownership interest in a share of the Company’s 5.700% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share, with a liquidation preference of $100,000 per share (equivalent to $1,000 per depositary share) (the “Preferred Stock”). The Preferred Stock, when issued, will be deposited against delivery of depositary receipts (the “Depositary Receipts”), which will evidence the Shares that are to be issued by Computershare Trust Company, N.A. and Computershare Inc. (jointly, the “Depositary”) under a deposit agreement to be dated as of March 6, 2018 (the “Deposit Agreement”) among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder. For purposes of this Agreement, “Depositary Shares” means the depositary shares, each representing 1/100th ownership interest in a share of the Company’s 5.700% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share. References throughout this Agreement to “you,” “your” or “Representatives” shall refer to Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC as representatives of the several Underwriters named in Schedule I hereto.

Capitalized terms used herein and not otherwise defined, but that are defined in the Pricing Prospectus (as defined in Section 1(a)), have the meanings specified in the Pricing Prospectus.

Section 1.         Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters as follows:

(a)         An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-212820) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c)), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)         No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary

Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

(c)        For the purposes of this Agreement, the “Applicable Time” is 5:30 P.M. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a)(i), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

(d)        The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b);

(e)        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the

Registration Statement and as of the applicable filing date and as of the Time of Delivery (as defined below) as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

(f)        (i) Neither the Company nor any of its Significant Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, otherwise, in any such case described in clause (i) or (ii), than as set forth or contemplated in the Pricing Prospectus;

(g)        The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”). Each significant subsidiary (as defined in Rule 405 under the Act) of the Company as set forth on Schedule V (each, a “Significant Subsidiary”) has been duly constituted and is validly existing as a corporation, limited liability company, national banking association or business trust, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect;

(h)        The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended;

(i)        The Company and each of its subsidiaries are in compliance with all applicable laws, orders, rules, regulations and enforcement actions administered by the Board of

Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Consumer Financial Protection Bureau (the “CFPB”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the OCC, the FDIC and the CFPB, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries, except for failures to be so in compliance that would not individually or in the aggregate have a Material Adverse Effect;

(j)        The Company has an authorized capitalization as set forth in the Pricing Disclosure Package; and all of the issued shares of capital stock of the Company have been duly and validly authorized and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. Other than as set forth in the Pricing Disclosure Package or the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire from the Company, or instruments convertible or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except as may have been granted by the Company pursuant to employee awards and employee benefit plans in the ordinary course of business and consistent with past practice. The capital stock of the Company conforms to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus;

(k)        The Deposit Agreement has been duly authorized and when validly executed and delivered by the Company will constitute a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect, and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law and an implied covenant of good faith and fair dealing; and the Shares are entitled to the benefits of the Deposit Agreement; and such Deposit Agreement will conform to the description thereof in the Pricing Disclosure Package and the Prospectus;

(l)        All of the issued shares of capital stock of each Significant Subsidiary that is a corporation or association have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares or as listed in Schedule V) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(m)        The Preferred Stock to be issued by the Company underlying the Shares to be sold by the Company to the Underwriters hereunder and the Shares have been duly and validly authorized and, when the Preferred Stock is issued and delivered against payment therefor as provided herein, it will be duly and validly issued and fully paid and non-assessable; all corporate action required to be taken for the authorization and issue of the Preferred Stock underlying the Shares and sale of the Shares has been validly and sufficiently taken, and upon deposit of the Preferred Stock underlying the Shares with the Depositary pursuant to the Deposit Agreement and the due execution by the Depositary of the Deposit Agreement and the

Depositary Receipts, in accordance with the Deposit Agreement, the Shares will represent legal and valid interests in the Preferred Stock; the Preferred Stock and Shares will conform to the descriptions of the Preferred Stock and Shares, respectively, contained in the Pricing Disclosure Package and the Prospectus in all material respects;

(n)        This Agreement has been duly authorized, executed and delivered by the Company;

(o)        The Articles Supplementary classifying the Preferred Stock have been duly authorized and executed by the Company. The form of certificate representing the Shares complies with the requirements of Maryland state law, the Company’s charter and its bylaws.

(p)        The Company has all corporate power and authority necessary to execute and deliver this Agreement and the Deposit Agreement, and to perform its obligations under this Agreement and under the Deposit Agreement; the execution, delivery and performance of this Agreement and the Deposit Agreement by the Company and consummation of the transactions herein and under the Deposit Agreement have been duly authorized by all necessary corporate action and will not (i) whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to the terms of any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or (ii) result in any violation of the provisions of (A) the charter or the bylaws or other organizational documents of the Company, (B) the charter or the bylaws or other organizational documents of any Significant Subsidiary, or (C) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any Significant Subsidiary or any of their properties, assets or operations, except (in the case of (i), (ii)(B), or (ii)(C)) for conflicts, breaches, violations or defaults which would not have a Material Adverse Effect; and no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign is necessary or required in connection with the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or securities regulations of foreign jurisdictions in connection with the purchase and distribution of the Shares by the Underwriters; as used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary;

(q)        Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its charter or comparable organizational documents, (B) in violation of its bylaws or (C) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where such defaults by the Company under (B) or (C) or such defaults by any Significant Subsidiary under (A), (B), or (C) would not individually or in the aggregate have a Material Adverse Effect;

(r)        The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Preferred Stock,” “Description of the Depositary Shares” and “Description of Huntington Capital Stock” insofar as they purport to constitute descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, fairly summarize in all material respects the matters set forth therein; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Considerations” and “Certain ERISA Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, and subject to the exceptions, qualifications, assumptions and limitations described therein, are accurate in all material respects;

(s)        Other than as set forth in the Pricing Prospectus, there are no legal or governmental actions, proceedings or investigations pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such actions, proceedings or investigations are threatened;

(t)        The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)        (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(v)        PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(w)        The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting was effective as of December 31, 2017; and the Company is not aware of any material weaknesses in its internal control over financial reporting; and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(x)        Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(y)        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of December 31, 2017;

(z)        Since December 31, 2017, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures;

(aa)        The operations of the Company and its subsidiaries (i) are currently in compliance, to the best knowledge of the Company, with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and (ii) have been conducted in material compliance with the Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(bb)        None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee of the Company (in their capacities as such) or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(cc)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act, as amended (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 2.        Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of $990 per Share (for an aggregate purchase price for all Shares of $495,000,000).

Section 3.        Delivery and Payment. (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global Depositary Receipts which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will, or will direct the Depositary to, deliver the Depositary Shares to the Representatives for the account of the Underwriters in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, by causing DTC to credit the Depositary Shares to the accounts of the Representatives at DTC, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Shares, approximately 10:00 A.M. (Eastern time), on March 6, 2018, or at such time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery”.

(b)        The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of Shearman & Sterling LLP, 599 Lexington Avenue New York, New York 10022-6069 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery.

Section 4.        Offering by Underwriters. It is understood that the Underwriters propose to offer the Shares for sale as set forth in the Pricing Disclosure Package and the Prospectus and upon the terms and conditions set forth therein.

Section 5.        Agreements.

(a)        General. The Company agrees with the Underwriters as follows:

(i)        To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Shares, in a form set forth in Schedule IV and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company (to the extent not exempt under Rule 12h-5 under the Exchange Act) with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(ii)        If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus that shall be disapproved by you promptly after reasonable notice thereof;

(iii)        Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to become subject to taxation in any jurisdiction in which it is not otherwise subject;

(iv)        The Company will use its reasonable best efforts to furnish to the Underwriters prior to 10:00 A.M., Eastern time, on the New York business day next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in the Shares as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case you are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at your expense, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(v)        To make generally available to its security holders (as defined in Rule 158 under the Act) not later than forty-five (45) days after the close of each of the first three (3) fiscal quarters of each fiscal year and ninety (90) days after the close of each fiscal year, earnings statements (in form complying with the provisions of Rule 158 under the Act) covering a twelve (12) month period beginning not later than the first day of the fiscal quarter next following the effective date of the Registration Statement, provided that the Company may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act;

(vi)    To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) of the Company and its subsidiaries, complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(vii)    During a period of thirty days from the date of the Prospectus, to not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Preferred Stock or Depositary Shares, any securities that are substantially similar to the Preferred Stock or the Depositary Shares, or any securities convertible into or exercisable or exchangeable for Preferred Stock, Depositary Shares or substantially similar securities, or file any registration statement under the Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Preferred Stock or Depositary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or Depositary Shares or such other securities, in cash or otherwise;

(viii)        to pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(ix)        To use the net proceeds received from the sale of the Shares, in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”

(b)        Free Writing Prospectuses.

(i)        The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a)(i), without your prior consent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)        Each Underwriter represents and agrees that, without the prior written consent of the Company, other than the final term sheet prepared and filed pursuant to Section 5(a)(i) and one or more term sheets relating to the Shares containing customary information and conveyed to purchasers of Shares which is not required to be filed with the Commission and is not required to be retained by the Company under Rule 433, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus;

(iii) Any such free writing prospectus the use of which has been consented to by the Company and you (including the final term sheet prepared and filed pursuant to 5(a)(i)) is listed on Schedule III(a) or Schedule III(b);

(iv) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(v) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to you and, if requested by you, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this Section 5(b) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

Section 6.         Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(iii), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) the cost of preparing the Shares and the Depositary Receipts;(v) filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by The Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Shares (provided, however, that the aggregate fees and disbursements of counsel in connection with clause (iii) above and this clause (vi) shall not exceed $25,000 without the prior written consent of the Company, which consent will not be unreasonably withheld); (vii) the fees and expenses of the Depositary and any agent of the Depositary and the fees and disbursements of counsel for the Depositary in connection with the Deposit Agreement and the Shares; (viii) the costs and charges of any transfer agent or registrar or paying agent; (ix) all of the Company’s costs and expenses relating to investor roadshow and similar presentations; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 8 and 9, the Underwriters will pay all of their own costs and expenses, including transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, except for the fees of their counsel.

Section 7.         Conditions to the Obligations of the Underwriters. The obligations of the Underwriters, as to Shares to be purchased at the Time of Delivery, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and at and as of such Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i); the final term sheet contemplated by Section 5(a)(i), and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)         Shearman & Sterling LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as the Underwriters may reasonably require, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)         The Company’s General Counsel or such other internal counsel as shall be reasonably acceptable to the Underwriters shall have furnished to you such counsel’s written opinion to the effect set forth in Exhibit A, dated such Time of Delivery, in form and substance satisfactory to you:

(d)         Venable LLP, Maryland counsel for the Company, shall have furnished to you their written opinion to the effect set forth in Exhibit B, dated such Time of Delivery, in form and substance satisfactory to you;

(e)         Wachtell, Lipton, Rosen & Katz, outside counsel for the Company, shall have furnished to you their written opinion to the effect set forth in Exhibit C, dated such Time of Delivery, in form and substance satisfactory to you:

(f)        (i) On the date of the Pricing Prospectus, the Representatives shall have received a letter dated such date, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain of the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Pricing Disclosure Package; and (ii) at the Time of Delivery, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of such Time of Delivery, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this paragraph (f);

(g)        (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus;

(h)        The Company shall have complied with the provisions of the first sentence of Section 5(a)(iv) with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement;

(i)        On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(j)        On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Ohio State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at any Time of Delivery on the terms and in the manner contemplated in the Prospectus; and

(k)        The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

(l)        The Underwriters shall have received, on each of the date hereof and at the Time of Delivery, a certificate dated the date hereof or such Time of Delivery, as the case may be (a form of such certificate is attached as Exhibit A hereto), in form and substance satisfactory to the Underwriters, from the Controller of the Company.

(m)        The Articles Supplementary classifying the Preferred Stock shall have been duly filed with the State Department of Assessments and Taxation of Maryland.

Section 8.        Indemnification and Contribution.

(a)        The Company will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you expressly for use therein.

(b)        The Underwriters, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you for use therein; and will reimburse the Company, as appropriate, for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)        If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)        The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

Section 9.        Underwriter Default.

(a)        If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, without relieving any defaulting Underwriter from liability for its default, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate liquidation amount of such Shares which remains unpurchased does not exceed one eleventh of the aggregate liquidation amount of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the liquidation amount of Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the liquidation amount of the Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate liquidation amount of Shares which remains unpurchased exceeds one eleventh of the aggregate liquidation amount of all the Shares, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase the Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter to the Company and without any liability on the part of the Company to any Underwriter, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 10.        Expenses on Termination. If for any reason the Shares are not delivered by or on behalf of the Company as provided herein for any reason other than the termination of this Agreement pursuant to Section 9(c) or the default by one or more of the Underwriters in its or their respective obligations, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares, but the Company shall then be under no further liability to the Underwriters except as provided in Section 6 and Section 8.

Section 11.        Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business, other than when used in the phrase “New York Business Day.”

Section 12.        Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or any of the controlling persons referred to in Section 8(e), and will survive delivery of and payment for the Shares. The provisions of Sections 6 and 8 shall survive the termination or cancellation of this Agreement.

Section 13.        Arm’s-Length Terms. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 14.        No Other Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

Section 15.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

Section 16.        Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 17.        Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 18.        Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any New York State court or the courts of the United States of America for the Southern District of New York, in each case sitting in the Borough of Manhattan, and any appellate court from any thereof, over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Prospectus, the Prospectus or the Shares, and (ii) waives, to the fullest extent permitted by law, any objection that it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

Section 19.        Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

    All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to the address of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as set forth in Schedule II; and if to the Company shall be sufficient in all respects if delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: General Counsel and Secretary.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 20.        Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

HUNTINGTON BANCSHARES INCORPORATED

By: /s/ Mark N. DuHamel
Name:	Mark N. DuHamel
Title:	Executive Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

GOLDMAN SACHS & CO. LLC

By: /s/ Raffael Fiumara

Name:	Raffael Fiumara
Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Adam D. Bordner

Name:	Adam D. Bordner
Title:	Director

MORGAN STANLEY & CO. LLC

By: /s/ Yurij Slyz

Name:	Yurij Slyz
Title:	Executive Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriters	Total Number of Shares to be Purchased

Goldman Sachs & Co. LLC	112,500

Citigroup Global Markets Inc.	112,500

Morgan Stanley & Co. LLC	112,500

The Huntington Investment Company	112,500

Keefe, Bruyette & Woods, Inc.	25,000

Sandler O’Neill & Partners, L.P.	25,000

Total	500,000

I-1

SCHEDULE II

Title of Securities:

Depositary Shares, Each Representing a 1/100th Interest in a Share of 5.700% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock

Size:

$500,000,000 (500,000 depositary shares).

Public Offering Price:

$1,000 per depositary share

Underwriting Discount:

$5,000,000

Specified Funds for Payment of Purchase Price:

Immediately available funds by wire

First Time of Delivery:

March 6, 2018; 10:00 A.M. (Eastern time)

Closing Location:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

Address for Notices, etc.:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Attn: Registration Department

Facsimile: (212) 902-9316

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

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Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

Attn: Investment Banking Division

Phone: (212) 761-6691

Facsimile: (212) 507-8999

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SCHEDULE III

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(b) Issuer Free Writing Prospectuses included in the Pricing Disclosure Package:

Final Term Sheet, dated February 27, 2018

(c) Additional Documents Incorporated by Reference:

None

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SCHEDULE IV

Form of Final Term Sheet

Huntington Bancshares Incorporated

Depositary Shares, Each Representing a 1/100th Interest

in a Share of 5.700% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual

Preferred Stock

SUMMARY OF TERMS DATED FEBRUARY 27, 2018

Issuer	Huntington Bancshares Incorporated
Security	Depositary Shares, each representing a 1/100th interest in a share of 5.700% Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock
Size	$500,000,000 (500,000 depositary shares)
Maturity	The Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock does not have a maturity date, and the Issuer is not required to redeem the Preferred Stock. Accordingly, the Series E Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock and the related depositary shares will remain outstanding indefinitely, unless and until the Issuer decides to redeem it.
Expected Ratings	Baa3 (Moody’s) / BB (S&P) / BB (Fitch)*
Liquidation Preference	$100,000 per share (equivalent to $1,000 per depositary share)
Dividend Rate (Non-Cumulative)	From March 6, 2018 to, but excluding, April 15, 2023, 5.700%, and from and including April 15, 2023, three-month LIBOR plus a spread of 2.880%
Dividend Payment Dates	Beginning July 15, 2018, and each January 15, April 15, July 15 and October 15 thereafter
Day Count	From March 6, 2018 to, but excluding April 15, 2023, 30/360 and from and including April 15, 2023, Actual/360
Optional Redemption	The Issuer may redeem the Preferred Stock at its option, (i) in whole or in part, from time to time, on any dividend payment date on or after April 15, 2023 or (ii) in whole but not in part, within 90 days following a regulatory capital treatment event, at a redemption price equal to $100,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends and, in the case of a redemption following a regulatory capital treatment event, the pro-rated portion of dividends, whether or not declared, for the dividend period in which such redemption occurs.
Trade Date	February 27, 2018

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Settlement Date	March 6, 2018 (T + 5)
Public Offering Price	$1,000 per depositary share
Underwriting Discount	$5,000,000
Net Proceeds (before expenses) to Issuer	$495,000,000
Joint Book-Running Managers	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. Morgan Stanley & Co. LLC The Huntington Investment Company
Co-Managers	Keefe, Bruyette & Woods, Inc. Sandler O’Neill & Partners, L.P.
CUSIP/ISIN	446150 AL8 / US446150AL81

* A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This communication is intended for the sole use of the person to whom it is provided by us. The Issuer has filed a registration statement (File Number 333-212820) (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement related to that registration statement and other documents that the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the website of the Securities and Exchange Commission at www.sec.gov. Copies of the prospectus, preliminary prospectus supplement and any subsequently filed prospectus supplement relating to the offering may be obtained from Goldman Sachs & Co. LLC, telephone: 866-471-2526, Citigroup Global Markets Inc., telephone: 1-800-831-9146 and Morgan Stanley & Co. LLC, telephone: 866-718-1649.

The underwriters expect to deliver the depositary shares to purchasers on or about March 6, 2018, which will be the fifth business day following the pricing of the depositary shares (such settlement cycle being herein referred to as “T + 5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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SCHEDULE V

SIGNIFICANT SUBSIDIARIES

(1)	The Huntington National Bank

(2)	Huntington West, Inc.

(3)	Huntington Preferred Capital Holdings, Inc.

(4)	Huntington Preferred Capital II, Inc.

•	Class A preferred shares – 193 shares (out of 2,000 total shares) owned by present and former Huntington employees to meet 100 person test for being a REIT

•	Class F preferred shares – 75 shares (all issued and outstanding shares) owned by MUFG Americas Capital Company

(5)	Huntington Capital Financing Holdings I, Inc.

(6)	Huntington Capital Financing Holdings II, Inc.

(7)	HPAL Holdings, LLC

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